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                                 EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of SunGard Data Systems Inc. for the registration of 270,348 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1997 with respect to the consolidated financial statements and schedule of Infinity Financial Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 and included as an Exhibit to SunGard?s Current Report on Form 8-K dated January 16, 1998, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

                                              ERNST & YOUNG LLP


Palo Alto, California
April 14, 1998

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